As filed with the Securities and Exchange Commission on August 17, 2026

Registration Statement No. 333-298113

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APTERA MOTORS CORP.

(Exact name of registrant as specified in its charter)

Delaware	3751	83-4079594
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5818 El Camino Real

Carlsbad, California 92008

858-371-3151

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chris Anthony

Co-Chief Executive Officer

Aptera Motors Corp.

5818 El Camino Real

Carlsbad, California 92008

858-371-3151

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Traci M. Tomaselli, Esq. Daniel L. Forman, Esq. Stephen G. Zapf, Esq. Lowenstein Sandler LLP 1251 Avenue of the Americas New York, NY 10020 (646) 414-6926

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective, as determined by the selling stockholders

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 is being filed solely to update the list of filings which are incorporated by reference into this Registration Statement on Form S-1.

The information in this preliminary prospectus is not complete and may be changed. The Selling Stockholders may not resell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, nor is it a solicitation of offers to buy these securities, in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED AUGUST 17, 2026

APTERA MOTORS CORP.

4,320,000 Shares of Class B Common Stock

Issuable Upon Exercise of Outstanding Warrants

This prospectus relates to the resale of up to 4,320,000 shares of Aptera Motors Corp. (the “Company,” “we,” “our” or “us”) Class B common stock, par value $0.0001 per share (the “Common Stock”), by the Selling Stockholders listed in this prospectus or their permitted transferees (the “Selling Stockholders”). The shares of Common Stock registered for resale pursuant to this prospectus consist of 4,320,000 shares of Common Stock issuable upon the exercise of warrants (the “Warrants”). The Warrants were issued to the Selling Stockholders in a private placement offering (the “Private Placement”) which closed on July 13, 2026.

For additional information about the Private Placement, see “Private Placement.”

The Warrants have an exercise price of $2.25 per share. The Warrants will be exercisable beginning on January 13, 2027 (the “Initial Exercise Date”), and will expire on the five (5) year anniversary of the Initial Exercise Date.

The Selling Stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in their shares of Common Stock on any stock exchange, market or trading facility on which the shares of Common Stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” in this prospectus for more information. We will not receive any proceeds from the resale or other disposition of the shares of Common Stock by the Selling Stockholders. However, we will receive the proceeds of any cash exercise of the Warrants. See “Use of Proceeds” beginning on page 10 and “Plan of Distribution” beginning on page 11 of this prospectus for more information.

Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “SEV.” On August 6, 2026, the last reported sale price of our Common Stock as reported on Nasdaq was $2.12.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission, or the SEC, on March 30, 2026 and our other filings we make with the Securities and Exchange Commission from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                             , 2026

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference herein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors” beginning on page 5, our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus before making an investment decision.

Overview

We are an automotive technology company focused on developing and manufacturing highly efficient solar electric vehicles (SEVs). Our flagship vehicle, the Aptera, is a three-wheeled, two-passenger vehicle designed for efficiency and sustainability. We believe Aptera’s unique design, incorporating solar charging capabilities and aerodynamic efficiency, will offer a compelling alternative to conventional vehicles.

Our Business Model

We intend to generate revenue primarily through the sale of our SEVs. Our current focus is on completing the development and commencing production of the Aptera. To date, we have not commenced production of our SEVs. We plan to offer various Aptera models with different features and price points. We may also explore other revenue streams in the future, such as providing charging infrastructure or developing related technologies.

The Aptera

The Aptera is designed to be a highly efficient vehicle, minimizing energy consumption through its aerodynamic design and lightweight construction. Its integrated solar panels are intended to supplement battery charging, potentially allowing drivers to travel significant distances using only solar power. The Aptera is designed to be a practical and sustainable transportation solution for daily commuting and other driving needs.

Competitive Advantages

We believe the Aptera offers several competitive advantages, including:

●	High Efficiency: The Aptera’s aerodynamic design and lightweight construction contribute to its high energy efficiency.

●	Solar Charging: Integrated solar panels provide supplemental charging, potentially reducing reliance on traditional charging infrastructure.

●	Unique Design: The Aptera’s distinctive three-wheeled design differentiates it from conventional vehicles.

●	Sustainability: The Aptera’s electric powertrain and solar charging capabilities contribute to a reduced environmental footprint.

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Challenges

We face numerous challenges in developing and commercializing the Aptera, including:

●	Production: We have not yet commenced production of the Aptera and face risks associated with scaling production.

●	Competition: The passenger vehicle industry is highly competitive, and we face competition from established automakers and other electric vehicle manufacturers.

●	Technology: The development of advanced technologies, such as solar charging and battery systems, involves technical risks.

●	Funding: We will require significant additional capital to fund our operations and achieve our business objectives.

Corporate Information

Aptera Motors Corp. was formed on March 4, 2019, under the laws of the state of Delaware, and is a public benefit corporation in Delaware. Our headquarters are located in Carlsbad, California. Our website address is www.aptera.us. The information contained on, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus. Investors should not rely on any such information in deciding whether to purchase our securities.

Our Capital Structure

We have two classes of authorized common stock - Class B common stock and Class A common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except that our Class B common stock is non-voting and is not entitled to any votes on any matter that is submitted to a vote of our stockholders, except as required by Delaware law. Each share of Class A common stock is entitled to one vote and is convertible at any time into one share of Class B common stock. The Class B common stock has no voting rights, except as required by Delaware General Corporation Law. However, upon and following the Final Conversion Date, defined as the date that no shares of Class A common stock remain outstanding, holders of Class B common stock will be entitled to one vote per share. 20,000,000 shares of Preferred Stock may be issued from time to time in one or more series by a resolution of the Board of Directors establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of each series. See “Description of Capital Stock - Common Stock - Voting Rights” and “Description of Capital Stock - Preferred Stock - Voting Rights”.

Channels for Disclosure of Information

We intend to announce material information to the public through filings with the SEC, the investor relations page on our website (www.aptera.us), press releases, public conference calls, public webcasts, and our social media pages. The information contained on, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus. Investors should not rely on any such information in deciding whether to purchase our securities.

The information disclosed by the foregoing channels could be deemed to be material information. As such, we encourage investors, the media, and others to follow the channels listed above and to review the information disclosed through such channels.

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Any updates to the list of disclosure channels through which we will announce information will be posted on the investor relations page on our website.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company,

We may take advantage of specified reduced disclosure and other requirements that are otherwise applicable, in general, to public companies that are not emerging growth companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	an exemption from the requirement that critical audit matters be discussed in our independent auditor’s reports on our audited financial statements or any other requirements that may be adopted by the Public Company Accounting Oversight Board unless the SEC determines that the application of such requirements to emerging growth companies is in the public interest;

●	reduced disclosure obligations about our executive compensation arrangements;

●	exemptions from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangements; and

●	extended transition periods for complying with new or revised accounting standards.

We will remain an emerging growth company until the earliest to occur of: (1) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; (2) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (3) the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; and (4) the last day of the fiscal year ending after the fifth anniversary of the date of our first public equity sale.

We may take advantage of these exemptions until such time as we are no longer an emerging growth company. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. Further, pursuant to Section 107 of the JOBS Act, as an emerging growth company, we have elected to take advantage of the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies that have adopted the new or revised accounting standards. It is possible that some investors will find our Class B common stock less attractive as a result, which may result in a less active trading market for our Class B common stock and higher volatility in the stock price of our Class B common stock.

Public Benefit Corporation Status

As a demonstration of our long-term commitment to promote solar mobility and to work towards positively impacting the communities in which we operate, we are treated as a public benefit corporation under Delaware law. As provided in the Amended & Restated Certificate of Incorporation (our “Amended Charter”), the public benefits that we promote, and pursuant to which we manage our Company, are to break the chains of energy dependence by championing solar mobility-liberating communities, restoring sustainability, and forging a future where power belongs to the people. Being a public benefit corporation underscores our commitment to our purpose and our stakeholders, including consumers and customers, communities, and stockholders. See the section titled “Description of Capital Stock-Public Benefit Corporation Status” for additional information.

Nasdaq Listing

Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “SEV.”

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THE OFFERING

Shares of Class B Common Stock offered by the Selling Stockholders	Up to 4,320,000 shares of Common Stock issuable upon exercise of the Warrants.

Use of Proceeds	We will not receive any proceeds from the shares of Common Stock offered by the Selling Stockholders pursuant to this prospectus. However, we will receive the proceeds of any cash exercise of the Warrants. We intend to use the net proceeds from any cash exercise of the Warrants for working capital and general corporate purposes. Please see the section entitled see “Use of Proceeds” on page 10 of this prospectus for a more detailed discussion.

National Securities Exchange Listing	Our Common Stock is currently listed on Nasdaq under the symbol “SEV”.

Risk Factors	An investment in our securities involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page 5 of this prospectus. In addition before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 30, 2026, and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 30, 2026, and our other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein. Additional risks and uncertainties of which we are unaware, or that we currently deem immaterial, also may become important factors that affect us. You should also carefully consider the other information included or incorporated by reference in this prospectus. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could suffer materially. In such an event, the trading price of our shares of Common Stock could decline, and you might lose all or part of your investment.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”) and the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future.

There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by us. These factors include, but are not limited to:

●	our future financial performance, including our expectations regarding our revenue, cost of revenue, gross profit, operating expenses including changes in research and development, sales and marketing, and general and administrative expenses (including any components of the foregoing), and our ability to maintain future profitability;

●	our plans to raise capital to fund our operations;

●	our business plan and our ability to effectively manage our growth;

●	our ability to compete with well-established competitors and new entrants;

●	our ability to navigate the regulatory environment applicable to our operations and industry;

●	our ability to begin manufacturing our vehicles at scale;

●	our ability to attract and retain qualified employees and key personnel;

●	our ability to execute our strategy;

●	beliefs and objectives for future operations;

●	our ability to maintain, protect, and enhance our brand and intellectual property;

●	our ability to stay in compliance with laws and regulations that currently apply or become applicable to our business;

●	economic and industry trends, projected growth, or trend analysis; and

●	increased expenses associated with being a public company.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should refer to the “Risk Factors” section of this prospectus and the documents we incorporate by reference for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus and the documents we incorporate by reference will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. You should, however, review the factors and risks and other information we describe in the reports we will file from time to time with the SEC after the date of this prospectus.

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You should read this prospectus and the documents that we incorporate by reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

PRIVATE PLACEMENT

On July 10, 2026, we entered into an inducement offer letter agreement (the “Inducement Letter”) with certain holders (the “Holders”) of certain of our existing warrants to purchase up to an aggregate of 2,880,000 shares of our Common Stock issued to the Holders on March 12, 2026 (the “Existing Warrants”).

Pursuant to the Inducement Letter, the Holders agreed to exercise for cash their Existing Warrants at a reduced exercise price of $2.07 per share in consideration for our agreement to issue in a private placement warrants to purchase up to an aggregate of 4,320,000 shares of Common Stock (the “Warrants”). The Warrants have an exercise price of $2.25 per share.

The Warrants were issued on July 13, 2026 (the “Closing Date”). We received aggregate gross proceeds of approximately $5.96 million from the exercise of the Existing Warrants by the Holders, before deducting financial advisory fees and other offering expenses payable by us.

Pursuant to the Inducement Letter, we agreed to file a registration statement on Form S-1 providing for the resale of the Warrant Shares as soon as reasonably practicable after the Closing Date (and in any event within 30 calendar days following the Closing Date), and to use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC within 60 days following the filing date of the registration statement (or within 90 calendar days in case of “full review” by the SEC) and to keep such registration statement effective at all times until the Holders no longer own any Warrants or the shares issuable upon exercise thereof. We have filed the registration statement of which this prospectus forms a part pursuant to the Inducement Letter.

We engaged A.G.P./Alliance Global Partners (the “Financial Advisor”) to act as financial advisor in connection with the transactions summarized above and paid the Financial Advisor a fee equal to 6% of the gross proceeds raised in the transaction and reimburse the Financial Advisor for legal expenses incurred in connection with the transaction not to exceed $25,000.

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SELLING STOCKHOLDERS

This prospectus covers the resale or other disposition by the Selling Stockholders identified in the table below, or their pledgees, assignees, transferees or other successors-in-interest, of up to an aggregate of 4,320,000 shares of our Class B common stock issuable upon exercise of the Warrants. The Selling Stockholders acquired the Warrants in the transactions described above under the heading “Private Placement.”

The Warrants contain beneficial ownership limitations that prevent a holder from exercising any portion of its Warrants to the extent that, after giving effect to such exercise, the holder, together with certain related parties, would beneficially own more than 4.99% or 9.99%, as applicable, of our outstanding shares of Class B common stock, subject to the terms of the Warrants. The number of shares shown in the column titled “Shares of Class B Common Stock Offered by this Prospectus” reflects the full number of shares of Class B common stock issuable upon exercise of the Warrants held by each Selling Stockholder and does not give effect to any applicable beneficial ownership limitation.

The table below sets forth, as of August 6, 2026, the following information regarding the Selling Stockholders: the name of each Selling Stockholder; the number of shares of Class B common stock beneficially owned by each Selling Stockholder prior to this offering, determined in accordance with Rule 13d-3 under the Exchange Act; the percentage of outstanding shares of Class B common stock beneficially owned by each Selling Stockholder prior to this offering; the number of shares of Class B common stock being offered by each Selling Stockholder pursuant to this prospectus; the number of shares of Class B common stock to be beneficially owned by each Selling Stockholder after completion of this offering, assuming the sale of all shares offered by such Selling Stockholder pursuant to this prospectus and no other acquisitions or dispositions of shares; and the percentage of outstanding shares of Class B common stock to be beneficially owned by each Selling Stockholder after completion of this offering.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and generally includes shares over which the Selling Stockholder has voting or dispositive power and shares that the Selling Stockholder has the right to acquire within 60 days of August 6, 2026. Because the Warrants are not exercisable until January 13, 2027, the shares issuable upon exercise of the Warrants have not been included in the “Shares of Class B Common Stock Beneficially Owned Prior to Offering” column unless such shares are deemed beneficially owned under Rule 13d-3 as of the applicable measurement date. The “Shares of Class B Common Stock Offered by this Prospectus” column, however, includes all shares of Class B common stock issuable upon exercise of the Warrants held by each Selling Stockholder, without regard to the 60-day exercisability rule or any applicable beneficial ownership limitation.

All information with respect to the beneficial ownership of the Selling Stockholders has been furnished by or on behalf of the Selling Stockholders. Except as otherwise indicated in the footnotes to the table below, and based on information provided to us by the Selling Stockholders, we believe that each Selling Stockholder has sole voting and dispositive power with respect to the shares of Class B common stock beneficially owned by such Selling Stockholder. Because the Selling Stockholders may sell, transfer or otherwise dispose of all, some or none of the shares covered by this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares covered by this prospectus, we cannot estimate the number of shares that will be held by the Selling Stockholders upon termination of this offering.

The Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time after the date on which they provided the information set forth in the table below, shares of Class B common stock that they beneficially own in transactions exempt from the registration requirements of the Securities Act. Accordingly, for purposes of the table below, we have assumed that each Selling Stockholder will sell all of the shares of Class B common stock offered by such Selling Stockholder pursuant to this prospectus and will not sell or otherwise dispose of any other shares of Class B common stock beneficially owned by such Selling Stockholder.

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Except as set forth below, none of the Selling Stockholders has held any position or office with us or any of our subsidiaries, or otherwise had a material relationship with us or any of our subsidiaries, within the past three years other than as a result of the ownership of our securities. Based on information provided to us by the Selling Stockholders, no Selling Stockholder is a registered broker-dealer or an affiliate of a registered broker-dealer, except as otherwise disclosed in the footnotes to the table below.

Name of Selling Stockholder	Shares of Class B Common Stock Beneficially Owned Prior to Offering (1)	Percentage of Outstanding Class B Common Stock Beneficially Owned Prior to Offering (1)(2)		Shares of Class B Common Stock Offered by this Prospectus (3)		Shares of Class B Common Stock Beneficially Owned After Offering (1)	Percentage of Outstanding Class B Common Stock Beneficially Owned After Offering (1)(2)
Polar Asset Management Partners Inc.	0	*	%	3,375,000	(4)	0	*	%
Robert Forster	0	*	%	393,750	(5)	0	*	%
Mank Capital, LLC	0	*	%	225,000	(6)	0	*	%
Aramas Capital Management LLC	0	*	%	168,750	(7)	0	*	%
Connective Capital Emerging Energy QP, LP	0	*	%	128,634	(8)	0	*	%
Connective Capital I QP, LP	0	*	%	28,866	(9)	0	*	%

* Less than 1.0%.

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Shares of Class B common stock subject to options, warrants or other rights that are exercisable or convertible within 60 days of August 6, 2026 are deemed beneficially owned by the holder of such securities for purposes of this table. Except as otherwise indicated, the Warrants are not exercisable until January 13, 2027 and therefore the shares of Class B common stock issuable upon exercise of the Warrants are not included in the number of shares beneficially owned prior to this offering unless such shares are otherwise deemed beneficially owned under Rule 13d-3 as of the applicable measurement date.

(2)	Percentages are based on 28,560,115 shares of Class B common stock outstanding as of August 6, 2026. For purposes of calculating the percentage of outstanding shares beneficially owned by a Selling Stockholder, shares of Class B common stock that such Selling Stockholder has the right to acquire within 60 days of August 6, 2026 are deemed outstanding, but such shares are not deemed outstanding for purposes of calculating the percentage ownership of any other Selling Stockholder.

(3)	Represents the full number of shares of Class B common stock issuable upon exercise of the Warrants held by the applicable Selling Stockholder and registered for resale pursuant to the registration statement of which this prospectus forms a part. The number of shares in this column does not give effect to the 60-day exercisability rule under Rule 13d-3 or to any beneficial ownership limitation contained in the Warrants.

(4)	Represents 3,375,000 shares of Class B common stock issuable upon exercise of Warrants held by Polar Asset Management Partners Inc. The Warrants held by Polar Asset Management Partners Inc. are subject to a beneficial ownership limitation of 9.99%, which prevents exercise to the extent that, after giving effect to such exercise, Polar Asset Management Partners Inc., together with certain related parties, would beneficially own more than 9.99% of our outstanding shares of Class B common stock. The address of Polar Asset Management Partners Inc. is 16 York Street, Suite 2900, Toronto, Ontario M5J 0E6, Canada.

(5)	Represents 393,750 shares of Class B common stock issuable upon exercise of Warrants held by Robert Forster. The Warrants held by Robert Forster are subject to a beneficial ownership limitation of 4.99%, which prevents exercise to the extent that, after giving effect to such exercise, Robert Forster, together with certain related parties, would beneficially own more than 4.99% of our outstanding shares of Class B common stock. The address of Robert Forster is 54 Deepdale Dr., Great Neck, NY 11021.

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(6)	Represents 225,000 shares of Class B common stock issuable upon exercise of Warrants held by Mank Capital, LLC. The Warrants held by Mank Capital, LLC are subject to a beneficial ownership limitation of 4.99%, which prevents exercise to the extent that, after giving effect to such exercise, Mank Capital, LLC, together with certain related parties, would beneficially own more than 4.99% of our outstanding shares of Class B common stock. The address of Mank Capital, LLC is 347 West 87th Street, Apt. 2R, New York, NY 10024.

(7)	Represents 168,750 shares of Class B common stock issuable upon exercise of Warrants held by Aramas Capital Management LLC. The Warrants held by Aramas Capital Management LLC are subject to a beneficial ownership limitation of 4.99%, which prevents exercise to the extent that, after giving effect to such exercise, Aramas Capital Management LLC, together with certain related parties, would beneficially own more than 4.99% of our outstanding shares of Class B common stock. The address of Aramas Capital Management LLC is 19 Orchard Street, Manhasset, NY 11030.

(8)	Represents 128,634 shares of Class B common stock issuable upon exercise of Warrants held by Connective Capital Emerging Energy QP, LP. The Warrants held by Connective Capital Emerging Energy QP, LP are subject to a beneficial ownership limitation of 4.99%, which prevents exercise to the extent that, after giving effect to such exercise, Connective Capital Emerging Energy QP, LP, together with certain related parties, would beneficially own more than 4.99% of our outstanding shares of Class B common stock. The address of Connective Capital Emerging Energy QP, LP is 385 Homer Avenue, Palo Alto, CA 94301.

(9)	Represents 28,866 shares of Class B common stock issuable upon exercise of Warrants held by Connective Capital I QP, LP. The Warrants held by Connective Capital I QP, LP are subject to a beneficial ownership limitation of 4.99%, which prevents exercise to the extent that, after giving effect to such exercise, Connective Capital I QP, LP, together with certain related parties, would beneficially own more than 4.99% of our outstanding shares of Class B common stock. The address of Connective Capital I QP, LP is 385 Homer Avenue, Palo Alto, CA 94301.

USE OF PROCEEDS

The Common Stock to be offered and sold using this prospectus will be offered and sold by the Selling Stockholders named in this prospectus. Accordingly, we will not receive any proceeds from any sale of shares of Common Stock in this offering. However, we will receive the exercise price per share for each Warrant exercised for cash; however, we are unable to predict the timing or amount of potential Warrant exercises. As such, we have not allocated any proceeds of such exercises to any particular purpose. Accordingly, all such proceeds, if any, will be used for working capital and other general corporate purposes.

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PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep the registration statement of which this prospectus is a part effective until at all times until the Holders no longer own any Warrants or the shares issuable upon exercise thereof. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Our Common Stock is quoted on Nasdaq under the symbol “SEV.”

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DESCRIPTION OF SECURITIES

The following descriptions summarize important terms of our capital stock. This summary reflects Aptera’s Amended and Restated Certificate of Incorporation (the “Amended Charter”) and does not purport to be complete and is qualified in its entirety by the Amended Charter and the Amended and Restated Bylaws (the “Bylaws”), which have been filed as Exhibits to the registration statement of which this prospectus forms a part. For a complete description of Aptera’s capital stock, you should refer to our Amended Charter and our Bylaws and applicable provisions of the Delaware General Corporation Law.

General

As of August 6, 2026, the authorized capital stock of the Company consists of 305,000,000 shares of common stock, par value $0.0001 per share, 190,000,000 of which shares are designated as “Class A common stock” and 115,000,000 of which shares are designated as “Class B common stock”.

As of August 6, 2026, the Company has the following outstanding securities:

●	11,983,010 shares of Class A Common Stock
●	28,560,115 shares of Class B Common Stock

In addition, 20,000,000 shares of Preferred Stock may be issued from time to time in one or more series by a resolution of the Board of Directors establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of each series.

Our Class A common stock has voting rights and our Class B common stock does not have voting rights under our Amended Charter. See “Common Stock - Voting Rights” and “Preferred Stock - Voting Rights” below for further details.

Common Stock

Class B common stock has the same rights and powers of, ranks equally to, shares ratably with and is identical in all respects, and as to all matters to Class A common stock; except that our Class B common stock is non-voting and is not entitled to any votes on any matter that is submitted to a vote of our stockholders, except as required by Delaware law.

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Voting Rights

Our Class B common stock is non-voting and is not entitled to any votes on any matter that is submitted to a vote of our stockholders, except as required by Delaware law, for instance, if we were to:

●	change the par value of the common stock; or
●	amend our Amended Charter to alter the powers, preferences, or special rights of the common stock as a whole in a way that would adversely affect the holders of our Class B common stock.

Generally, for changes in par value, it would require the majority approval of all holders of our common stock to approve such change.

In addition, Delaware law would permit holders of Class B common stock to vote separately, as a single class, if an amendment to our Amended Charter would adversely affect them by altering the powers, preferences, or special rights of the Class B common stock, but not the Class A common stock. As a result, in these limited instances, the holders of a majority of the Class B common stock could defeat any amendment to our Amended Charter. For example, if a proposed amendment of our Amended Charter provided for the Class B common stock to rank junior to the Class A common stock with respect to (i) any dividend or distribution, (ii) the distribution of proceeds were we to be acquired, or (iii) any other right, Delaware law would require the vote of the Class B common stock, with each share of Class B common stock entitled to one vote per share. In this instance, the holders of a majority of Class B common stock could defeat that amendment to our Amended Charter.

Further, upon and following the “Final Conversion Date” -defined as the date that no shares of Class A common stock remain outstanding-holders of Class B common stock will be entitled to one vote per share.

Our Amended Charter provides that the number of authorized shares of common stock or any class of common stock, including our Class B common stock, may be increased or decreased (but not below the number of shares of common stock then outstanding) by the affirmative vote of the holders of a majority of the Class A common stock. As a result, the holders of a majority of the outstanding Class A common stock can approve an increase or decrease in the number of authorized shares of Class B common stock without a separate vote of the holders of Class B common stock. This could allow us to increase and issue additional shares of Class B common stock beyond what is currently authorized in our Amended Charter without the consent of the holders of our Class B common stock.

Each holder of shares of Class A common stock will be entitled to one vote for each share thereof held at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited.

Election of Directors

The holders of Class A common stock shall be entitled to elect, remove and replace all directors of the Company.

Dividend Rights

Subject to preferences that may be applicable to any then outstanding class of capital stock having prior rights to dividends, the holders of the Class A common stock and the Class B common stock shall be entitled to receive, on a pari passu basis, when and as declared by the Board of Directors, out of any assets of the Company legally available therefore, such dividends as may be declared from time to time by the Board of Directors.

Liquidation Rights

Subject to preferences that may be applicable to any then outstanding class of capital stock having prior rights to dividends, in the event of the Company’s liquidation, or winding up, whether voluntary or involuntary, subject to the rights of any Preferred Stock that may then be outstanding, the assets of the Company legally available for distribution to stockholders shall be distributed on an equal priority, pro rata basis to the holders of Class A and Class B common stock, treated as a single class.

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Conversion Rights

Each share of Class A common stock is convertible at any time at the option of the holder into one share of Class B common stock.

On any transfer of shares of Class A common stock, whether or not for value, each such transferred share will automatically convert into one share of Class B common stock, except for certain transfers described in our Amended Charter, including certain transfers for tax and estate planning purposes, transfers approved by our Board, and transfers to certain family members.

Right of First Refusal

2,266,105 shares of the Company’s Class A common stock are subject to transfer restrictions. Should the holders of those shares wish to sell or transfer their securities, except under certain limited circumstances, the Company has a right of first refusal to purchase those shares.

Other Rights

Holders of Aptera’s Class A and Class B common stock have no preemptive, subscription or other rights, and there are no redemption or sinking fund provisions applicable to Aptera’s Class A or Class B common stock.

Preferred Stock

Pursuant to the Amended Charter, our board of directors will have the authority, without further action by our stockholders, to designate and issue shares of Preferred Stock in one or more series. Our board of directors may also designate the rights, preferences and privileges of the holders of each such series of Preferred Stock, any or all of which may be greater than or senior to those granted to the holders of common stock. Though the actual effect of any such issuance on the rights of the holders of common stock will not be known until such time as our board of directors determines the specific rights of the holders of Preferred Stock, the potential effects of such an issuance include:

●	diluting the voting power of the holders of common stock; reducing the likelihood that holders of common stock will receive dividend payments;
●	reducing the likelihood that holders of common stock will receive payments in the event of our liquidation, dissolution, or winding up; and
●	delaying, deterring, or preventing a change-in-control or other corporate takeover.

All Classes of Stock

Voting Rights

Our Class B common stock is non-voting and is not entitled to any votes on any matter that is submitted to a vote of our stockholders, except as required by Delaware law. Delaware law would permit holders of Class B common stock to vote, with one vote per share, on a matter if we were to:

●	change the par value of the common stock; or
●	amend our Amended Charter to alter the powers, preferences, or special rights of the common stock as a whole in a way that would adversely affect the holders of our Class B common stock.

In addition, Delaware law would permit holders of Class B common stock to vote separately, as a single class, if an amendment to our Amended Charter would adversely affect them by altering the powers, preferences, or special rights of the Class B common stock, but not the Class A common stock. As a result, in these limited instances, the holders of a majority of the Class B common stock could defeat any amendment to our Amended Charter. For example, if a proposed amendment of our Amended Charter provided for the Class B common stock to rank junior to the Class A common stock with respect to (i) any dividend or distribution, (ii) the distribution of proceeds were we to be acquired, or (iii) any other right, Delaware law would require the vote of the Class B common stock, with each share of Class B common stock entitled to one vote per share. In this instance, the holders of a majority of Class B common stock could defeat that amendment to our Amended Charter.

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Further, upon and following the “Final Conversion Date” -defined as the date that no shares of Class A common stock remain outstanding-holders of Class B common stock will be entitled to one vote per share.

Our Amended Charter provides that the number of authorized shares of common stock or any class of common stock, including our Class B common stock, may be increased or decreased (but not below the number of shares of common stock then outstanding) by the affirmative vote of the holders of a majority of the Class A common stock. As a result, the holders of a majority of the outstanding Class A common stock can approve an increase or decrease in the number of authorized shares of Class B common stock without a separate vote of the holders of Class B common stock. This could allow us to increase and issue additional shares of Class B common stock beyond what is currently authorized in our Amended Charter without the consent of the holders of our Class B common stock.

Each holder of shares of Class A common stock will be entitled to one vote for each share thereof held at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited.

Election of Directors

The holders of Class A common stock shall be entitled to elect, remove and replace all directors of the Company.

Dividend Rights

The holders of the Class A common stock and the Class B common stock shall be entitled to receive, on a pari passu basis, when and as declared by the Board of Directors, out of any assets of the Company legally available therefore, such dividends as may be declared from time to time by the Board of Directors.

Liquidation Rights

In the event of the Company’s liquidation, or winding up, whether voluntary or involuntary, subject to the rights of any Preferred Stock that may then be outstanding, the assets of the Company legally available for distribution to stockholders shall be distributed on an equal priority, pro rata basis to the holders of Class A and Class B common stock, treated as a single class.

Conversion Rights

Each share of Class A common stock is convertible at any time at the option of the holder into one share of Class B common stock.

On any transfer of shares of Class A common stock, whether or not for value, each such transferred share will automatically convert into one share of Class B common stock, except for certain transfers described in our Amended Charter, including certain transfers for tax and estate planning purposes, transfers approved by our Board, and transfers to certain family members.

Right of First Refusal

2,266,105 shares of the Company’s Class A common stock are subject to transfer restrictions. Should the holders of those shares wish to sell or transfer their securities, except under certain limited circumstances, the Company has a right of first refusal to purchase those shares.

Other Rights

Holders of Aptera’s Class A and Class B common stock have no preemptive, subscription or other rights, and there are no redemption or sinking fund provisions applicable to Aptera’s Class A or Class B common stock.

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Public Benefit Corporation Status

We are a public benefit corporation under subchapter XV of the Delaware General Corporation Law. As a public benefit corporation, our board of directors is required by the Delaware General Corporation Law to manage or direct our business and affairs in a manner that balances the pecuniary interests of our stockholders, the best interests of those materially affected by our conduct, and the specific public benefits identified in our Amended Charter. We are also required to assess our benefit performance internally and to disclose to stockholders at least biennially a report that details our promotion of the public benefits identified in our Amended Charter and of the best interests of those materially affected by our conduct. We expect that our board of directors will measure our benefit performance against the objectives and standards proposed by the Company and approved by the board of directors. When determining the objectives and standards by which our board of directors will measure our public benefit performance, our board of directors will consider, among other factors, whether the objectives and standards are (i) comprehensive in that they assess the positive impact of our business on the communities in which we operate, and society and the environment, taken as a whole, (ii) credible in that they are comparable to the objectives and standards created by independent third parties that evaluate the corporate ethics, sustainability and governance practices of other public benefit corporations, and (iii) transparent in that the criteria considered for measuring such objectives and standards be made publicly available, including disclosing the process by which revisions to the objectives and standards are made and whether such objectives and standards present real or potential conflicts of interests.

Under the Delaware General Corporation Law, our stockholders may bring a derivative suit to enforce this requirement only if they own (individually or collectively), at least 2% of our outstanding shares or, upon our listing, the lesser of such percentage or shares of at least $2 million in market value.

Exclusive Forum Provision of our Certificate of Incorporation

Our Amended Charter contains exclusive forum provisions that designate specific courts as the exclusive forums for certain legal actions. These provisions are intended to reduce the risk of costly and duplicative litigation but may limit a stockholder’s ability to bring claims in a judicial forum of their choosing.

Specifically, our Amended Charter provides that, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware will be the exclusive forum for:

●	any derivative action or proceeding brought on our behalf;
●	any action asserting a claim of breach of fiduciary duty;
●	any action asserting a claim against us arising pursuant to the Delaware General Corporation Law (DGCL), our Amended Charter, or our Bylaws; and
●	any action asserting a claim governed by the internal affairs doctrine.

In addition, our Amended Charter contains a federal forum provision that provides that the U.S. federal district courts shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act to the fullest extent permitted by law.

These exclusive forum provisions do not apply to claims under the Exchange Act which is subject to exclusive federal jurisdiction under Section 27 of the Exchange Act.

Any person or entity purchasing or otherwise acquiring or holding any interest in our securities will be deemed to have notice of, and consented to, these exclusive forum provisions, including the federal forum provision.

These provisions may limit our stockholders’ ability to bring a claim in a forum they find favorable and may discourage lawsuits against us or our directors, officers, or employees. If a court were to find any of these provisions to be inapplicable or unenforceable in a particular case, we could incur additional costs associated with resolving the dispute in alternative jurisdictions, which could adversely affect our business, financial condition, and results of operations.

Market

Our Common Stock is quoted on Nasdaq under the symbol “SEV.”

Transfer Agent

The transfer agent of our Common Stock is Computershare Trust Company, N.A.

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LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for us by Lowenstein Sandler LLP, New York, New York.

EXPERTS

The financial statements of Aptera Motors Corp. as of December 31, 2025 and 2024, and for the years then ended, appearing in Aptera Motor Corp.’s Annual Report on Form 10-K for the year ended December 31, 2025, have been audited by dbbMcKennon, independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report of dbbMcKennon pertaining to such financial statements given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-1 under the Securities Act, as amended (the “Securities Act”) for the securities being offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement and the exhibits. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and its exhibits. References in this prospectus to any of our contracts or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. SEC filings are also available to the public at the SEC’s website at www.sec.gov.

We are subject to the reporting and information requirements of the Exchange Act and, as a result, we file periodic and current reports, proxy statements and other information with the SEC. We make our periodic reports and other information filed with or furnished to the SEC, available, free of charge, through our website as soon as reasonably practicable after those reports and other information are filed with or furnished to the SEC. Additionally, these periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above.

In addition, we maintain a website at the following address: https://aptera.us. The information on our website is not incorporated by reference in this prospectus. We also make available on or through our website certain reports and amendments to those reports that we file with or furnish to the SEC in accordance with the Securities Exchange Act of 1934, as amended (“Exchange Act”). These include our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We make this information available on our website free of charge as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. In addition, we routinely post on the “Investors” page of our website news releases, announcements and other statements about our business and results of operations, some of which may contain information that may be deemed material to investors. Therefore, we encourage investors to monitor the “Investors” page of our website and review the information we post on that page.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 30, 2026;

●	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2026 and June 30, 2026, filed on May 13, 2026 and August 12, 2026, respectively;

●	our Current Reports on Form 8-K, filed January 26, 2026, March 12, 2026, April 14, 2026, July 7, 2026, July 13, 2026 and August 14, 2026 (other than any portions deemed furnished and not filed); and

●	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 30, 2025, including any amendments thereto or reports filed for the purposes of updating this description, including Exhibit 4.12 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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APTERA MOTORS CORP.

4,320,000 Shares of Class B Common Stock

Issuable Upon Exercise of Outstanding Warrants

PRELIMINARY PROSPECTUS

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee.

Amount
SEC Registration Fee	$1,055.97
Legal Fees and Expenses	25,000
Accounting Fees and Expenses	25,000
Transfer Agent and Registrar fees and expenses	5,000
Miscellaneous Expenses	5,000
Total expenses	$61,055.97

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or DGCL, authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

As permitted by the DGCL, the registrant’s Amended Charter contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

●	any breach of the director’s duty of loyalty to the registrant or its stockholders;

●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	under Section 174 of the DGCL (regarding unlawful dividends and stock purchases); or

●	any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the registrant’s Bylaws provide that:

●	the registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;

●	the registrant may indemnify its other employees and agents as set forth in the DGCL;

●	the registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and

●	the rights conferred in the Bylaws are not exclusive.

The indemnification provisions in the registrant’s Amended Charter and Bylaws may be sufficiently broad to permit indemnification of the registrant’s directors and executive officers for liabilities arising under the Securities Act.

We plan to enter into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

II-1

Item 15. Recent Sales of Unregistered Securities

During the past three years, the Company has sold the following securities that were not registered under the Securities Act:

Employee Stock Options (Rule 701): Beginning in March 17, 2022, the Company issued 1,980,830 shares of Class B Common Stock to directors, officers, employees, consultants, and service providers upon the exercise of options under the 2021 Stock Option and Incentive Plan, at per share purchase prices ranging from $27.60 to $31.50, in reliance on Rule 701 of the Securities Act.

Zaptera Settlement:

In April 2026, the Company agreed to issue 105,000 shares of Class B Common Stock and warrants to purchase up to 210,000 shares of Class B Common Stock at an exercise price equal to $2.78 per share pursuant to a settlement agreement and release with Zaptera USA, Inc., in reliance on Section 4(a)(2) of the Securities Act.

Private Placements (Section 4(a)(2)):

●	In 2023, the Company issued 69,343 shares of Class B Common Stock to 9 separate service providers (5 of which are individuals (one of which was an employee of the Company), and 4 of which are entities) as consideration for approximately $2.2 million in services rendered to the Company.

●	During the year ended December 31, 2024, the Company sold $675,000 worth of convertible notes to non-affiliated accredited investors, bearing 12% annual interest and maturing in 24 months, convertible into common stock.

●	During December 31, 2024, the Company issued to Amato and Partners, LLC, a vendor of the Company, a warrant to purchase 333,333 shares with an exercise price of $31.50. This warrant vests monthly through May 15, 2025, and expires on November 15, 2034. The Company has issued to the same vendor a warrant for 533,333 shares with an exercise price equal to the fair market value as described therein, and this warrant only vests and becomes exercisable at certain change of control events and expires on November 15, 2034. The Company has also issued warrants to US Capital Global Securities, LLC pursuant to four separate warrant agreements for an aggregate of 1,500 shares with an exercise price of $0.0001 and all of which expire in the third and fourth quarter of 2029.

●	During the three months ended June 30, 2025, the Company issued 347 shares of Class B common stock to external consultants as compensation for services rendered. The aggregate grant-date fair value of these shares was approximately $15 thousand, based on a weighted-average issuance price of $44.40. The fair value was determined based on the contemporaneous cash sale prices of Class B common stock to third-party investors.

●	During January 2026, in connection with its registered public offering, the Company entered into a placement agency agreement, dated January 22, 2026, with A.G.P./Alliance Global Partners (the “Placement Agent”) pursuant to which the Company issued to the Placement Agent warrants to purchase up to an aggregate of 135,000 shares of Class B common Stock at an exercise price equal to $2.10 per share. The Placement Agent warrants became exercisable immediately and have a term of five years.

●

During March 2026, the Company issued to certain holders of existing warrants new warrants (the “Inducement Warrants”) to purchase up to 4,751,250 shares of Class B common stock. The Inducement Warrants have an exercise price of $3.50 per share, became exercisable immediately and will expire on the five-year anniversary of their issuance date.

●	During April 2026, the Company issued 105,000 shares of Class B Common Stock and warrants to purchase up to 210,000 shares of Class B Common Stock at an exercise price equal to $2.78 per share pursuant to a settlement agreement and release with Zaptera USA, Inc.

●	During July 2026, the Company issued to certain holders of existing warrants new warrants (the “July Warrants”) to purchase up to 4,320,000 shares of Class B common stock. The July Warrants have an exercise price of $2.25 per share, will become exercisable on January 13, 2027 (“Initial Exercise Date”) and will expire on the five-year anniversary of their Initial Exercise Date.

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The proceeds from each of the private placements set forth above was used for working capital and general corporate purposes. No intermediary was involved in any of the offerings set forth above.

Regulation A Offerings:

●	For the year ended December 31, 2022, the Company sold 1,038,800 shares of Class B Common Stock for approximately $28.7 million.

●	For the year ended December 31, 2023, the Company sold 1,076,716 shares of Class B Common Stock for approximately $33.9 million.

●	During the year ended December 31, 2024, the Company sold 322,037 shares of Class B Common Stock for approximately $10.2 million.

●	From June 30, 2025 to July 26, 2025 (the termination date of this offering), the Company sold 48,400 shares of Class B Common Stock for approximately $2.1 million.

For all Regulation A offerings set forth above, Dalmore LLC and/or OpenDeal Broker LLC acted as broker-dealers, receiving aggregate commissions of 1% of the total proceeds. The sales were to retail investors and the proceeds from each of the Regulation A offerings set forth above was used for working capital and general corporate purposes.

Regulation D 506(c) Offerings:

●	In 2022, the Company sold 25,693 shares of Series B-1 Preferred Stock for $709 thousand to an SPV that is owned by 12 accredited investors, none of which have a material relationship with the Company.

●	During the year ended December 31, 2024, the Company sold 256,708 shares of Class B common stock for approximately $7.5 million to a large number of accredited investors with no material relationship to the Company.

●	From June 30, 2025 to August 27, 2025, the Company sold 22,468 shares of Class B Common Stock for approximately $0.7 million to a large number of accredited investors with no material relationship to the Company.

The proceeds from each of the Regulation D offerings set forth above was used for working capital and general corporate purposes.

Regulation Crowdfunding Offering:

●	From May 30, 2024, to September 19, 2024, the Company sold 158,503 shares of Class B Common Stock for approximately $4,992,855. Jumpstart Micro, Inc. acted as the broker-dealer, receiving $249,643 in commissions.

The sales for the Regulation Crowdfunding offering were to retail investors and the proceeds from the Regulation Crowdfunding offering set forth above were used for working capital and general corporate purposes.

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date
3.1	Amended and Restated Certificate of Incorporation of Aptera Motors Corp.	8-K	3.1	10/1/2025
3.2	Amended and Restated Bylaws of Aptera Motors Corp.	8-K	3.2	10/1/2025
4.1	Form of Common Warrant (July 2026)	8-K	4.1	7/13/2026
5.1*	Opinion of Lowenstein Sandler LLP
10.1	Form of Warrant Inducement Agreement	8-K	10.1	7/13/2026
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included in the signature page hereto)
107*	Filing Fee Table

*	Previously Filed

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(2) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(3) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1), (a)(2) and (a)(3) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act to any purchaser:

(1) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(2) Each prospectus required to be filed pursuant to Rule 424(b)(2), Rule 424(b)(5) or Rule 424(b)(7) as part of this registration statement in reliance on Rule 430B, relating to an offering made pursuant to Rule 415(a)(1)(i), Rule 415(a)(1)(vii) or Rule 415(a)(1)(x), for the purpose of providing the information required by Section 10(a) of the Securities Act, shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

No statement made in this registration statement or prospectus that is part of this registration statement, or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement, will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement, or made in any such document, immediately prior to such effective date.

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(e) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 of this registration statement, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, California, on the day of August 17, 2026.

APTERA MOTORS CORP.

By:	/s/ Chris Anthony
Name:	Chris Anthony
Title:	Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chris Anthony	Co-Chief Executive Officer	August 17, 2026
Chris Anthony	(Principal Executive Officer)

*	Interim Chief Financial Officer	August 17, 2026
Tom DaPolito	(Principal Financial Officer and Principal Accounting Officer)

*	Co-Chief Executive Officer and Director	August 17, 2026
Steve Fambro

*	Chairman of the Board of Directors	August 17, 2026
Tony Kirton

*	Director	August 17, 2026
Todd Butz

/s/ Wellington J. Reiter	Director	August 17, 2026
Wellington J. Reiter

*By: /s/ Chris Anthony, Attorney-in-Fact

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